                                                                      Exhibit 21

Subsidiaries of the Registrant

Allin Corporation wholly owns the following subsidiaries:

                                                    Additional Names under
                                       State of     which Subsidiary
           Name of Subsidiary       Incorporation   Conducts Business
--------------------------------------------------------------------------------

Allin Consulting of Pennsylvania,   Pennsylvania    Bank Consulting Services,
Inc.                                                Allin Consulting
Allin Corporation of California     California      Allin Consulting
Allin Interactive Corporation       Delaware        Allin Interactive
Allin Digital Imaging Corp.         Delaware        Allin Digital
Allin Network Products, Inc.        California
Allin Holdings Corporation          Delaware

Except as noted above, each subsidiary does business exclusively under its corporate name, with or without the corporate indicator.